Exhibit 99.1

iPower Advances U.S. Manufacturing Plans with Deposit Payment for

Equipment of New Production Line

RANCHO CUCAMONGA, CA, June 9, 2025 -- iPower Inc. (Nasdaq: IPW) (“iPower” or the “Company”), a tech and data-driven ecommerce services provider and online retailer, today announced that it has made a deposit payment to initiate the production of a new, fully integrated equipment line as part of its broader U.S.-based manufacturing strategy under the “Made in USA” module of its SuperSuite platform.

This payment secures the start of equipment production for iPower’s new joint venture, United Package NV LLC (“United Package”), and represents a key milestone in reshoring strategic manufacturing capabilities. The equipment is expected to complete production within two months, with shipping, installation, and testing to follow thereafter. The Company is targeting a full operational launch in Q4 2025.

“Our investment in United Package marks a major step forward in our strategic goal to localize key manufacturing functions,” said Lawrence Tan, CEO of iPower. “By initiating production now, we are not only strengthening our operational resilience, but also creating additional value for our partners and customers through faster delivery, quality control, and service agility. This initiative reinforces our long-term vision of building a stronger, more sustainable supply chain ecosystem in the U.S.”

In addition to iPower’s digital sales infrastructure and nationwide fulfillment capabilities, United Package will benefit from the offline sales channels and established B2B customer base of its joint venture partner — significantly accelerating go-to-market efficiency and customer reach.

Together, the joint venture is poised to offer:

•	Shortened lead times and improved delivery reliability
•	Localized control over production timelines and quality
•	Optimized inventory management with real-time visibility
•	Expanded access to both digital and traditional sales channels

This development also reinforces iPower’s long-term strategy to integrate its “Made in USA” module into the SuperSuite platform — providing end-to-end support for domestic manufacturing, from legal and compliance guidance to facility setup, labor sourcing, logistics and last-mile delivery.

About iPower Inc.

iPower Inc. is a tech and data-driven online retailer, as well as a provider of value-added ecommerce services for third-party products and brands. iPower's capabilities include a full spectrum of online channels, robust fulfillment capacity, a nationwide network of warehouses, competitive last mile delivery partners and a differentiated business intelligence platform. iPower believes that these capabilities will enable it to efficiently move a diverse catalog of SKUs from its supply chain partners to end consumers every day, providing the best value to customers in the U.S. and other countries. For more information, please visit iPower's website at www.meetipower.com.

Forward-Looking Statements

All statements other than statements of historical fact in this press release are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that iPower believes may affect its financial condition, results of operations, business strategy, and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. iPower undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, or changes in its expectations, except as may be required by law. Although iPower believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and iPower cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results and performance in iPower’s most recent Annual Report on Form 10-K and subsequent SEC filings for more detailed information.

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

(720) 330-2829

IPW.IR@meetipower.com